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                                                                   EXHIBIT 10.24

                   LEASE MODIFICATION AND EXTENSION AGREEMENT


     Agreement made as of the 4th day of February, 1998, by and between Richard
J. Tobin, as Trustee u/d/t dated June 15, 1981 and entitled "J L N Realty Trust", which trust is recorded in the Bristol County Fall River District Registry of Deeds Land Court Records as Document No. 12977, as affected by Amendment to Declaration of Trust dated as of March 24, 1995, of 68 Broadway, Taunton, Bristol County, Massachusetts ("Lessor") and Wakefield Engineering, Inc., a Delaware corporation, of 60 Audubon Road, Wakefield, Massachusetts ("Lessee"), amending a certain Indenture of Lease dated as of December 20, 1994 ("Lease").

     WHEREAS, under the terms and conditions of the Lease, the Lessor agreed to lease to the Lessee and the Lessee agreed to lease from the Lessor certain premises situated at 132 Sykes Road, Fall River, Bristol County, Massachusetts ("Premises");

     WHEREAS, the Lessee has requested that the Lessor construct a 21,000 square foot warehouse addition to the building on the Premises, including installation of certain improvements, all as set forth in Exhibit A attached hereto, all for the use of Lessee in its business operations on the Premises ("Improvements");

     WHEREAS, the Lessor has agreed to construct the Improvements on the Premises, subject, however, to Lessee's agreement to the terms and conditions of this Lease Modification and Extension Agreement;

     WHEREAS, the Lessor and the Lessee have agreed to the construction of the Improvements for inclusion under the Lease and to certain modifications of the Lease and to an extension of the term of the Lease, as defined in the Lease;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and the Lessee hereby agree to modify the Lease as follows:

1. Upon execution and delivery of this agreement by Lessor and Lessee, Lessor agrees to undertake the work of construction of the Improvements, including the preparation of plans and specifications, the hiring of consultants and contractors, and the obtaining of financing to pay for the cost of construction of the Improvements, and agrees to use reasonable efforts to complete the Improvements on or before July 31, 1998. Lessor shall not be in default under this Agreement as a result of any delay in completing the Improvements caused by any event or condition beyond the reasonable control of the Lessor.

2. Other than the Improvements which the Lessor herein agrees to complete, the Lessee agrees to construct, at its own expense, subject to the terms of the Lease, such leasehold improvements for the Improvements for use in its business operations on the Premises as it shall determine.
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3.   Lessee agrees to cooperate with Lessor to allow for expeditious construction of the Improvements, and to permit access to the Premises by the Lessor, his representatives, consultants, contractors, lenders and others for the purposes of planning for and constructing the Improvements; provided, however, the Lessor shall, to the extent not required by the construction of the Improvements, use reasonable efforts to minimize any interference with the Lessee's business operations on the Premises.

4. The term of the Lease as defined therein is hereby extended and the term of the Lease shall be for a ten (10) year period, which period shall commence on the date of issuance of a certificate of occupancy for the Improvements by the City of Fall River ("Additional Term"). Lessor and Lessee agree that at the time of issuance of said certificate of occupancy, they will execute a memorandum of the commencement date of the Additional Term, which shall then become an integral part of the Lease. If at the commencement of the Additional Term there remains any portion of the Improvements to be completed, the Lessor and Lessee agree that they will jointly inspect the Improvements and establish a punchlist of such items for completion by the Lessor within a reasonable amount of time.

5. Rent as defined in Section 1.1 of the Lease during the Additional Term shall be payable in monthly installments in accordance with the terms of the Lease in the amount of Three Hundred Twenty-Four Thousand and 00/100 ($324,000.00) Dollars annually during each of the first five years of the Additional Term. Rent shall be adjusted on the first day of the sixth year of the Additional Term and every two years thereafter ("Rent Adjustment Date") as follows:

       (i) In the event that the Prime Rate on the first Rent Adjustment Date ("Adjusted Prime Rate") is in excess of the Prime Rate on the date hereof ("Initial Prime Rate"), the Rent to be paid annually by the Lessee during the sixth and seventh years of the Additional Term shall be increased by a number equal to the difference between the Initial Prime Rate and the Adjusted Prime Rate multiplied by $750,000. Thereafter, on each subsequent Rent Adjustment Date, the Rent shall be increased by a number equal to the difference between the Prime Rate on the then Rent Adjustment Date and the greater of a) the Prime Rate on the prior Rent Adjustment Date or b) the Initial Prime Rate, multiplied by $750,000.00. Such increases shall be paid in equal monthly installments as part of the Rent in accordance with the terms of the Lease. In the event that there is no increase in the Prime Rate from the then Rent Adjustment Date and the prior Rent Adjustment Date, there shall be no change then made in the amount of the Rent.

       (ii) For purposes of this Agreement, the term "Prime Rate" shall mean the Wall Street Prime Rate, which rate of interest shall mean the lowest prime rate of interest being charged by U.S. money center commercial banks to their best business borrowers (as reported in the Wall Street Journal or equivalent publication if a listing in the Wall Street Journal shall not be available). On this date, the parties acknowledge that the Prime Rate is 8.50%.
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6.   Until the commencement of the Additional Term, Rent, as set forth in the
     Lease prior to modification hereby, shall remain at the sums set forth in
     Section 1.1 of the Lease. Rent under the Lease shall not abate during construction of the Improvements.

7. Upon completion of construction of the Improvements, the Improvements shall thereupon become a portion of the premises leased to the Lessee under the Lease, and the respective obligations, duties and responsibilities of the Lessor and Lessee under the Lease shall be applicable to the Improvements.

8. Lessee acknowledges and agrees that but for Lessee's agreements hereunder to lease the Improvements and to extend the terms as set forth herein, the Lessor would be unwilling to proceed with construction of the Improvements, and that based upon the Lessee's agreements herein, the Lessor shall be relying thereon in proceeding with the planning, developing, constructing, and financing of the Improvements.

9. Upon commencement of the Additional Term, the Lessee's notice address as set forth in Paragraph 24 of the Lease shall be changed to:

     Wakefield Engineering, Inc.
     132 Sykes Road
     Fall River, MA  02720
     Attn:  Kelly Hoffmann, President

     with a copy to:

     Shapiro Forman & Allen
     565 Fifth Avenue
     New York, NY  10017
     Attn:  Robert W. Forman, Esq.

10. The Lease and this Agreement shall be binding upon each of the parties hereto, their respective successors and assigns and shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

11. In all other respects the terms and conditions of the Lease are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the Lessor and the Lessee have executed this Agreement under seal as of the day and year first above written.
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WITNESSES:                       Lessor:
                                 J L N REALTY TRUST

/s/ Janice E. Robbins            /s/ Richard J. Tobin, Trustee
-----------------------          -------------------------------
                                 Richard J. Tobin, Trustee

                                 Lessee:
                                 WAKEFIELD ENGINEERING, INC.

/s/ Annette Galeno               /s/ Michael A. Hoffmann
-----------------------          -------------------------------
                                 Name:  Michael A. Hoffmann
                                 Title: President & CEO


COMMONWEALTH OF MASSACHUSETTS
COUNTY OF BRISTOL

       In Raynham, Massachusetts, on the 4th day of February, 1998, before me personally appeared Richard J. Tobin, as Trustee of J L N Realty Trust, to me known and known by me to be the party executing the foregoing instrument, and he acknowledged said instrument, by himself executed, to be his free act and deed, as Trustee as aforesaid.

                                 /s/ Janice E. Robbins
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                                 Notary Public:  Janice E. Robbins
                                 My commission expires:  10/14/99


COMMONWEALTH OF MASSACHUSETTS
COUNTY OF MIDDLESEX

       In Wakefield, Massachusetts, on the 4th day of February, 1998, before me personally appeared Michael A. Hoffmann, of Wakefield Engineering, Inc., to me known and known by me to be the party executing the foregoing instrument, and he/she acknowledged said instrument, by him/her executed, to be his/her free act and deed and the free act and deed of said corporation.

                                 /s/ Patricia M. Cleary
                                 ----------------------------------
                                 Notary Public
                                 My commission expires:  11/13/03